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                                                                   EXHIBIT 10.27

                   SECURED NOTE AND WARRANT PURCHASE AGREEMENT

        This Secured Note and Warrant Purchase Agreement (the "Agreement"), dated as of February 12, 2003, is entered into by and among ZHONE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and the purchasers listed on the schedule attached hereto as Exhibit "A" (individually a "Purchaser" and collectively the "Purchasers").

                                    RECITALS

        WHEREAS, the Company wishes to borrow from the Purchasers up to $30,000,000, and the Purchasers are willing to extend such loans to the Company on the terms and subject to the conditions set forth herein, including the condition that the Company issue to the Purchasers secured convertible promissory notes and warrants to acquire specified securities of the Company, in each case in the form attached hereto, and the Company is willing to agree to such terms and conditions;

        NOW, THEREFORE, IT IS AGREED THAT:

        1.      The Notes and Warrants.

                (a) Issuance of Notes. On the terms and subject to the conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, severally and not jointly, Secured Convertible Promissory Notes in the form of Exhibit "B" hereto (the "Notes"), up to an aggregate principal amount of $30,000,000.

                        (i) Initial Issuance. The initial issuance of Notes shall be in an aggregate principal amount of $10,000,000 and shall be purchased by the Purchasers within twelve (12) business days of the Company's written request (the "Initial Issuance") subject to the conditions set forth herein.

                        (ii) Additional Issuances. At any time during the 12 months after the Initial Issuance, the Company may make a written request to the Purchasers for the issuance and sale of additional Notes ("Additional Issuances"); provided however, that any Additional Issuances shall require the prior unanimous written approval of representatives of Purchasers affiliated with New Enterprise Associates, Kohlberg Kravis Roberts & Co. and Texas Pacific Group (the "Purchaser Representatives"). Unless otherwise approved in writing in advance by the Purchaser Representatives, each Additional Issuance shall be limited to $5,000,000 per calendar quarter. Subject to the foregoing and the other conditions set forth herein, the closing of each Additional Issuance shall be within ten business days of the Company's written request. Notwithstanding the foregoing, the obligations of the Purchasers to purchase Notes in any Additional Issuance shall terminate upon the occurrence of a Financing or Event of Liquidation (as defined in the Note).

                        (iii) Allocation of Notes. Exhibit A sets forth the total commitment of each Purchaser for the purchase of Notes. In connection with the Initial Issuance and each Additional Issuance of Notes (each, an "Issuance"), the principal amount to be purchased by each Purchaser shall be calculated as the amount of the Issuance multiplied by a fraction, the numerator of which shall be the amount of the total commitment of such Purchaser and the

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denominator of which shall be the total commitment of all Purchasers. Any commitment made in this Agreement by the Purchasers to purchase Notes in any Issuance is several and not joint and under no circumstances will any Purchaser be obligated to purchase Notes with an aggregate principal amount in excess of its respective total commitment.

                (b) Issuance of the Warrants. In connection with each Issuance, the Company shall issue to the Purchasers warrants in the form of Exhibit "C" (the "Warrants"). If the principal amount of any Note remains outstanding six months after the Issuance of such Note, the Company shall issue an additional Warrant ("Second Tranche Warrant"); provided that the calculation of the number of Warrant Shares (as defined in the Warrant) subject to purchase under each Second Tranche Warrant shall be based on the outstanding principal amount as of the six month anniversary of the date of Issuance rather than the original principal amount of such Note.

                (c)     Delivery; Failure to Fund; Allocation.

                        (i) At the Initial Closing and each closing thereafter (each a "Subsequent Closing", together with the Initial Closing, a "Closing"), the Company shall deliver to each Purchaser advancing funds at such Closing the respective Note to be purchased by such Purchaser against the Company's receipt of the purchase price for such Note, together with the Warrant that such Purchaser is to receive. The Company's agreements with each of the Purchasers are separate agreements and the issuance of a Note and a Warrant to a Purchaser is a transaction separate from the transactions with the other Purchasers. The Closings shall take place at the offices of Gray Cary Ware & Freidenrich, LLP, 400 Hamilton Avenue, Palo Alto, CA 94301.

                        (ii) If any Purchaser fails to complete the purchase of the Notes to be purchased at any Closing, such Purchaser shall have no further rights as a secured party under this Agreement or any Purchase Document (as defined herein), the Notes previously issued to such Purchaser shall be convertible at the Company's option into Common Stock, as set forth in the Note, and the rights to exercise any Warrants issued to such Purchaser shall terminate and such Purchaser shall forfeit any right to receive additional Warrants.

                        (iii) In connection with the issuance of the Notes and Warrants under this Agreement, the parties hereby agree that the purchase price for such securities shall be allocated such that for each $1,000 invested, $950 shall be deemed the purchase price of the Notes, $30 shall be deemed the purchase price of the first Warrant issued with respect thereto and $20 shall be deemed the purchase price of the Second Tranche Warrant issued with respect thereto. The parties acknowledge and agree that the foregoing allocations represent an appropriate allocation of the purchase price and the Company agrees to take no inconsistent position for purposes of any tax return or tax reporting by the Company.

                (d)     Security Interest.

                        (i) Grant of Security Interest. To secure the payment of all of the indebtedness under the Notes and the other Purchase Documents and the performance of all the Company's obligations under the Purchase Documents (the "Secured Obligations"), the Company hereby grants to the Designated Purchaser (as defined below), on behalf of the

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Purchasers, a continuing security interest in all right, title and interest of the Company in and to all of the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"): all accounts; all inventory; all equipment; all deposit accounts; all general intangibles (including without limitation all intellectual property); all investment property; all other personal property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all the Company's books relating to any and all of the above. Notwithstanding the foregoing, the security interest granted herein does not extend to, and the term "Collateral" does not include, the following: (A) the portion which exceeds 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by the Company of any foreign subsidiary which shares entitle the holder thereof to vote for directors or to vote on any other matter; and (B) any license or rights under any contract or rights as lessee of any equipment or software, to the extent that (i) the grant of a security interest therein would be contrary to applicable law, or (ii) such license or contract or lease prohibits the grant of a security interest therein (but only to the extent such prohibition is enforceable under applicable law).

                        (ii) Perfection of Security Interest. The Company shall take all actions that the Designated Purchaser reasonably requests to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted to the Designated Purchaser hereunder.

                        (iii) Designated Purchaser. The Purchaser designated from time to time by the Requisite Holders (the "Designated Purchaser") shall have the power to take all actions that the Purchasers have under the Purchase Documents and by law, including the power to exercise the Purchasers' rights and remedies under the Purchase Documents and by law during the continuance of an Event of Default. As of the Initial Closing, the Purchasers, by executing this Agreement, designate Agility Capital, LLC (the "Initial Designated Purchaser") as the Designated Purchaser. The Designated Purchaser may resign as "Designated Purchaser" upon 45 days notice to the Purchasers. If Designated Purchaser resigns under this Agreement, the Requisite Holders shall appoint a successor Designated Purchaser. If no successor Designated Purchaser is appointed prior to the effective date of the Designated Purchaser's resignation, the Designated Purchaser may appoint a successor Designated Purchaser. Notwithstanding the resignation of Designated Purchaser or any removal of Designated Purchaser by the Purchasers, the rights of the Designated Purchaser so resigning or removed to reimbursement and indemnification shall survive such resignation or removal.

        As consideration for the Initial Designated Purchaser to act as Designated Purchaser, Company hereby agrees to pay, on or prior to the Initial Closing, to the Initial Designated Purchaser for its separate account, and not for the account of any other Purchaser or any subsequent Designated Purchaser, the fees in the amounts set forth in the side letter agreement dated of even date herewith between the Company and the Initial Designated Purchaser.

        Any provision to the contrary contained elsewhere in this Agreement or in any other Purchase Document, Designated Purchaser shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Designated Purchaser have or be deemed to have any

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fiduciary relationship with any Purchaser. Except as otherwise expressly provided herein or in any other Purchase Document, Designated Purchaser shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Designated Purchaser is expressly entitled to take hereunder or thereunder.

        Designated Purchaser is authorized to exercise all rights and remedies of the Purchasers under this Agreement and the other Purchase Documents, provided that, absent exigent circumstances where action is determined by Designated Purchaser to be necessary to protect Collateral, the Designated Purchaser shall not proceed to enforce the Purchasers' rights and remedies against the Collateral or the Company by foreclosure, judicial action or the like (each, an "Enforcement Action"), unless and until directed to do so by the Requisite Holders. Any direction by the Requisite Holders to begin an Enforcement Action shall state only that the Designated Purchaser shall begin taking Enforcement Action, and shall not specify the manner in which any Enforcement Action should proceed. Once the Designated Purchaser receives direction from the Requisite Holders to commence an Enforcement Action, all decisions as to how to proceed to enforce the Purchasers' rights and remedies, including the methods and timing or proceeding, may be made by the Designated Purchaser in its sole discretion, with or without such consultation with the Purchasers as Designated Purchaser determines in its sole discretion. Notwithstanding the foregoing, if the Designated Purchaser requests the consent of the Purchasers as to taking any specific Enforcement Action or other action, the Designated Purchaser may (i) rely upon the decision of the Requisite Holders, (ii) in its discretion and without limiting any other indemnification obligation of the Purchasers herein, refrain from taking such Enforcement Action or other action, unless the Requisite Holders agree to indemnify Designated Purchaser expressly with respect to the specific Enforcement Action or other action proposed to be taken and (iii) in its discretion and without limiting any indemnification obligation of the Purchasers herein, refrain from taking such Enforcement Action or other action unless the Purchasers (other than the Initial Designated Purchaser) deposit with Designated Purchaser an amount equal to the reasonable estimate by Designated Purchaser of the costs and expenses to be incurred in connection with such Enforcement Action or other action. In the event of one or more foreclosure sales, Designated Purchaser shall have the right to credit bid on behalf of all the Purchasers in respect of the Secured Obligations.

        Except through the Designated Purchaser, no Purchaser shall collect, take possession of, foreclose upon, or exercise any rights or remedies with respect to the Collateral or the Company, judicially or non-judicially, in order to satisfy or collect any Secured Obligations or attempt to do any of the foregoing.

        If Collateral is acquired by the Designated Purchaser by foreclosure sale or otherwise, at the option of the Designated Purchaser, title may be taken in the name of the Designated Purchaser or in the name of a nominee designated by the Designated Purchaser (a "Designated Purchaser Nominee"), in any case, for the ratable benefit of the Purchasers subject to the terms of this Agreement. Although the Designated Purchaser shall consult with the Purchasers as to the general operation and disposition of any Collateral for which title has been acquired through foreclosure or otherwise, the consent of the Purchasers shall not be required for matters or decisions by the Designated Purchaser relating to the management, operation, repair or disposition of the Collateral so required.

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        The costs of repossession, sale, possession and management (including any costs of holding any Collateral the title to which is acquired by the Designated Purchaser or a Designated Purchaser Nominee on behalf of the Purchasers), and distribution shall be borne, Jointly and Severally, by the Purchasers (other than the Initial Designated Purchaser). The Purchasers (other than the Initial Designated Purchaser), Jointly and Severally, shall reimburse the Designated Purchaser for its share of all such costs promptly upon demand. Without limiting any obligations of any Purchaser to reimburse the Designated Purchaser as contained herein, if the Company fails to pay taxes, assessments, insurance premiums, claims against the Collateral or any other amount required to be paid by the Company pursuant to any of the Purchase Documents, the Designated Purchaser may (but shall not be obligated to) advance amounts necessary to pay the same, and the Purchasers (other than the Initial Designated Purchaser), Jointly and Severally, agree to reimburse the Designated Purchaser promptly upon demand for any such payments.

        None of Designated Purchaser nor any of its officers, directors, managers, members, employees or agents shall be liable for any action taken or omitted by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct).

                        (iv) Power of Attorney. The Company appoints the Designated Purchaser, and any officer, employee or agent of the Designated Purchaser, with full power of substitution, as the Company's true and lawful attorney in fact, effective during the continuance of an Event of Default, with power, in its own name or in the name of the Company, (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into the Purchasers' possession, (ii) to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral, (iii) to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral, (iv) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral, (v) to notify Persons obligated with respect to the Collateral to make payments directly to the Designated Purchaser, and (vi) generally, to do, at the Designated Purchaser's option and at the Company's expense, at any time, or from time to time, all acts and things necessary to perfect the Designated Purchasers' security interest in the Collateral and to effect the intent of this Agreement. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.

                        (v) Exercise of Rights and Remedies. During the continuance of an Event of Default, the Designated Purchaser, shall have the right, itself or through any of its agents, with or without notice to the Company (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, the Designated Purchaser shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Designated Purchaser, in its sole discretion, may deem advisable, and it shall have the right to purchase at any such sale on behalf of the Purchasers. The Company agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other

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disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to any unreimbursed costs, expenses and fees of the Designated Purchaser until paid in full, second, to the expenses of retaking, holding, storing, processing and preparing for sale, lease or other disposition, and selling, leasing or otherwise disposing of the Collateral, and to the Purchasers' reasonable attorneys' fees and legal expenses until paid in full, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which the Purchasers shall account to the Company for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Purchasers are legally entitled, the Company shall be liable for the deficiency and the reasonable fees of any attorneys the Designated Purchaser employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require the Designated Purchaser to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Designated Purchaser and the other Purchasers arising out of the retention or sale, lease or other disposition of the Collateral or other exercise of the Purchasers' rights and remedies with respect thereto. All of the Purchasers' rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents at law or in equity shall be cumulative and may be exercised singly or concurrently.

                        (vi) Company Waivers. To the extent permitted by law, the Company covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or the decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Purchasers, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

                        (vii) Subordination. The Purchasers and the Company agree that the Lien granted to the Designated Purchaser under this Agreement shall be subordinate to Liens in favor of Silicon Valley Bank and CIT Technology Financing Services, Inc., as set forth in, and authorizes Designated Purchaser to enter into, the Intercreditor Agreement, dated of even date herewith and attached to this Agreement as Exhibit D.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that, as of the Initial Closing and any subsequent Closing, except as otherwise stated to the contrary herein or as set forth in the Schedule of Exceptions, as follows. For purposes of this
Section 2, the term "Subsidiary" and "Subsidiaries" shall include Premisys Communications, Inc., CAG Technologies, Inc., Optaphone Systems, Inc., Vpacket Communications, Inc., Xybridge Technologies, Inc., Zhone Merger Subsidiary I,

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Inc., Zhone Merger Subsidiary II, Inc., Zhone Technologies International, Inc.
and ZTI Merger Subsidiary, Inc., and for purposes of Section 2(a), (d) and (i) only, shall also include Zhone Campus LLC.

                (a) Organization and Standing; Subsidiaries. Each of the Company and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company. The Company has made available to the Purchasers or Latham & Watkins true, correct and complete copies of the Certificate of Incorporation, Bylaws and/or equivalent charter documents of the Company and each Subsidiary each as amended to date. The Company owns all of the issued and outstanding capital stock of each Subsidiary. Except as provided on the Schedule of Exceptions: (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of any Subsidiary is authorized or outstanding; and (ii) the Subsidiary has no obligation (contingent or otherwise) to issue any subscription, warranty option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Subsidiary.

                (b) Corporate Power; Binding Obligations. The Company and each Subsidiary has all requisite legal and corporate power to enter into, execute and deliver each of the Purchase Documents. The Purchase Documents are valid and binding obligations of the Company and each Subsidiary, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by general principles of equity.

                (c) Authorization. All corporate and legal action on the part of the Company and any Subsidiary, its respective officers, directors and shareholders needed for the Company and the Subsidiaries to issue the Notes and the Warrants and to perform its respective obligations hereunder and under the other Purchase Documents have been taken or will be taken prior to the Initial Closing. Except for the rights specifically contemplated by the transactions described herein or pursuant to the Restated Rights Agreement, dated of even date herewith (the "Rights Agreement"), no stockholder of the Company has any right of first refusal or any preemptive rights with respect to the Notes or Warrants or other Securities (as defined in Section 2(d) below).

                (d) Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation of its Certificate of Incorporation, Bylaws or equivalent charter documents, as amended through the applicable Closing Date, or in any material respect of any material mortgage, indenture, contract, agreement, instrument, judgment, decree or any order, writ, decree, statute, rule or regulation, by which the Company or any Subsidiary is bound or to which the Company's or any Subsidiary's property is subject. The Company's and the Subsidiary's execution, delivery, and performance of and compliance with the Purchase Documents, and the Company's issuance and sale of the Notes and the securities issuable upon conversion of the Notes (the "Conversion Shares"), the Warrants and the securities issuable upon

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exercise of the Warrants (the "Exercise Shares", together with the Notes, the
Conversion Shares and the Warrants, and any securities issuable upon conversion of the Conversion Shares and Exercise Shares collectively, the "Securities") will not, with or without the passage of time or giving of notice, result in any violation or default of or acceleration of performance of obligations due under or creation of a lien under any term of (i) its Certificate of Incorporation (as amended) or Bylaws, (ii) any provision of any mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or (iii) any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company or the Subsidiaries, which in the case of clauses (ii) and (iii) only would have a material adverse effect on the Company or any Subsidiary. To the Company's knowledge, neither it nor any of the Subsidiaries is in violation of any provision of federal, state or local statute, rule or governmental regulation which would materially adversely affect the business, properties or conditions (financial or otherwise) of the Company. The Company and each Subsidiary has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business and is not in default in any material respect under any of such franchises, permits, licenses, and any similar authority.

                (e) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state or other governmental authority on the Company's or any Subsidiary's part is required in connection with the valid execution and delivery of this Agreement, the Notes, the Warrants or other Purchase Documents or the offer, sale or issuance of the Notes and the Warrants or other Securities, except for (i) any notices of sales required to be filed with the SEC under Regulation D of the Securities Act, or (ii) such post-closing filings as may be required under applicable blue sky laws.

                (f) Offering. In reliance on the Purchasers' representations and warranties in Section 3, the offer, sale and issuance of the Notes and the Warrants and the issuance of the other Securities will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification or registration requirements of applicable blue sky laws as such laws exist as of the Initial Closing.

                (g) Capitalization. As of the date of this Agreement, the Company's authorized capital stock consists of 135,000,000 shares of common stock (the "Common Stock") and 113,500,000 shares of preferred stock (the "Preferred Stock"). As of the date of this Agreement, (i) 15,523,593 shares of Common Stock are issued and outstanding, (ii) 62,500,000 shares of the Preferred Stock are designated as Series AA Preferred Stock, of which 62,500,000 are issued and outstanding and (iii) 51,000,000 shares of the Preferred Stock are designated as Series B Preferred Stock, of which 11,469,338 are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of January 31, 2003, the Company has reserved 7,562,412 shares of Common Stock for issuance under the Company's stock option plans, of which 3,740,813 shares were subject to outstanding options and 2,177,939 shares were reserved for future option grants. As of the date of this Agreement, there 27,500 shares of Company Common Stock and 138,614 shares of Company Series B Preferred Stock reserved for issuance upon the exercise of outstanding warrants.

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                (h)     Financial Statements. The Company has made available to
the Purchasers (a) its audited balance sheet, statement of income, loss and net earnings, statement of shareholders equity and statement of cash flows for the year ended December 31, 2001 and (b) its unaudited balance sheet as of December 31, 2002 (the "Statement Date") and its unaudited consolidated statement of income and loss and net earnings as of the Statement Date (collectively, the "Financial Statements"). The Financial Statements are true, complete and correct, have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods indicated, and present fairly the financial condition of the Company and the Subsidiaries and the results of their operations as of December 31, 2001, and as of the Statement Date, subject to normal year-end audit adjustments, none of which, either individually or in the aggregate, will be material. As of the date hereof, except for liabilities arising out of the Loan and Security Agreement with Silicon Valley Bank, dated as of December 30, 2002, neither the Company nor any Subsidiary has any material liabilities, whether accrued, absolute, contingent or otherwise not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either individually or in the aggregate, material. The Company is not aware of any reasonable basis for the assertion against the Company or any Subsidiary of any other debt, duty, liability, obligation or loss contingency other than liabilities that are not and would not be, individually or in the aggregate, material to the Company's or the Subsidiary's business, properties or condition (financial or otherwise).

                (i) Litigation. There is no claim, suit, litigation, proceeding or investigation pending or, to best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary in any court or before any governmental agency (or any basis therefor known to the Company) which could reasonably be expected to result in a material adverse effect on the Company.

                (j) Title to Assets; Liens. The Company and each Subsidiary have good and marketable title to its respective assets (other than assets or rights leased or licensed to the Company), other than (i) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (ii) Liens (A) upon or in any equipment and related software acquired or held by the Company or any Subsidiary to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and software and related soft-costs, or (B) existing on such equipment at the time of its acquisition and the proceeds of such equipment and related software;
(iii) Liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of business and any interest or title of a lessor or licensor under any lease or license, as applicable; (iv) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties; (v) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws; (vi) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of business; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (viii) Liens arising from the Senior Debt; and (ix) Liens arising out of this Agreement and the Purchase Documents.

                (k) Finder's Fees. The Company (a) represents and warrants that neither it nor any Subsidiary has retained any finder or broker in connection with the transactions contemplated by this Agreement and (b) hereby agrees to indemnify and to hold each of the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any Subsidiary or any of the Company's employees or representatives, are responsible.

        3. Purchaser Representations and Warranties. Each Purchaser, severally and not jointly, represents and warrants to the Company as of each Issuance as follows:

                (a) Investment Intent; Authority. This Agreement is made with Purchaser in reliance upon such Purchaser's representation to the Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the applicable Note and Warrants for investment for its own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or California Law. Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement and this Agreement will constitute a valid and binding obligation upon such Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                (b) Shares Not Registered. Purchaser understands and acknowledges that the offering of the Notes and the Warrants (or the other Securities) pursuant to this Agreement will not be registered under the Securities Act or qualified under applicable state law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to applicable state securities law, and that the Company's reliance upon such exemptions is predicated upon Purchaser's representations set forth in this Agreement. Purchaser acknowledges and understands that resale of the Securities may be restricted indefinitely unless they are subsequently registered under the Securities Act and qualified under the applicable state securities law or an exemption from such registration and such qualification is available.

                (c) Knowledge and Experience. Purchaser (i) has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Note and Warrants, (ii) has the ability to bear the economic risks of such prospective investment, (iii) has been furnished with and has had access to such information as Purchaser has considered necessary to make a determination as to the purchase of such Note and Warrant together with such additional information as is necessary to verify the accuracy of the information supplied, (iv) has had all questions which have been asked by Purchaser satisfactorily answered by the Company, and (v) has not been offered any of the Notes or the Warrants by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Nothing in this Section 3 shall in any respect limit or modify the representations and warranties of the Company made in Section 2, in any Purchase Document or in any other instrument or writing delivered by the Company hereunder or thereunder, or the right of the Purchaser to rely thereon.

        4. Purchaser Closing Conditions. Each Purchaser's obligation to purchase the Note and Warrant in connection with each Issuance is subject to the fulfillment, any of which may be waived with the consent of the Requisite Holders with respect to all Purchasers (other than Section 4(l), which may only be waived by the Initial Designated Purchaser):

                (a) Representations and Warranties. The Company's representations and warranties in Section 2 hereof shall be true and correct in all material respects as of the date hereof and the Closing.

                (b) Events of Default. No Event of Default shall exist and no event shall have occurred which through the passage of time, service of notice or both, would mature into an Event of Default.

                (c) Waivers. The Company shall have obtained the requisite approval of an amendment or waiver of its Certificate of Incorporation, as amended (the "Certificate") and the Rights Agreement and any other applicable investor rights agreement such that the issuance of the Notes and the Warrants or other Securities (i) do not result in any adjustment of the conversion provisions of the Certificate and (ii) are not subject to any right of first refusal set forth in any such investor rights agreement.

                (d) Other Agreements and Proceedings. The Company and each Purchaser shall have executed and delivered this Agreement and other Purchase Documents and all financing statements and instruments required thereunder, and the Company will have executed and delivered to such Purchaser such Purchaser's Note and Warrant. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Purchase Documents and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Requisite Holders and their counsel in their sole and absolute discretion, and the Requisite Holders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may request.

                (e) Officer Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers a certificate certifying that the conditions set forth in subsections (a), (b) and (g) of this Section 4 have been fulfilled.

                (f) Rights Agreement Amendment. The Company and sufficient other signatories shall have executed an amendment to the Rights Agreement adding the Common Stock issuable in connection with the Notes and Warrants as registrable securities thereunder.

                (g) Material Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, since the date of the Financial Statements.

                (h) Secretary Certificate. The Secretary of the Company shall deliver to the Purchasers a certificate certifying true, correct and complete copies of (i) the Certificate of Incorporation currently in effect,
(ii) the Bylaws of the Company currently in effect, (iii) the resolutions of the Board of Directors approving the terms of the Issuance and authorizing the officers of the Company to negotiate, execute and deliver the Purchase Documents (defined below) and approving the consummation of the transactions contemplated therein (and a representation by the Secretary that such resolutions and written consent have not been modified, rescinded or superceded and remain in full force and effect), and (iv) the resolutions of the requisite preferred stockholders of the Company approving the amendment to the Company's Third Amended and Restated Certificate of Incorporation and the terms of the Issuance (and a representation by the Secretary that such resolutions have not been modified, rescinded or superceded and remain in full force and effect).

                (i) Senior Lender Consents. The Company shall have received from each Senior Lender such consents, agreements and arrangements as are acceptable to the Requisite Holders and as necessary for the Purchasers to purchase the Notes on the terms and subject to the conditions set forth in the Purchase Documents and to obtain a perfected security interest in the Collateral.

                (j) Minimum Commitment. Purchasers committing to purchase at least $25,000,000 in principal amount of Notes shall have executed this Agreement.

                (k) Subsidiary Guaranty and Security Agreement. Each Subsidiary shall have executed a Guaranty and Security Agreement in favor of the Purchasers substantially in the form of Exhibit E attached to this Agreement.

                (l) Initial Designated Purchaser. Solely as a condition to the Initial Designated Purchaser's obligation to purchase the Note and Warrant in connection with each Issuance, the Company shall have paid all fees then due and owing to the Initial Designated Purchaser and shall have reimbursed the Initial Designated Purchaser for all costs and expenses incurred by the Initial Designated Purchaser in accordance with the terms hereof.

        5. Company Closing Conditions. The Company's obligation to sell (and issue) the Notes and the Warrants at the Closing is subject to the fulfillment of the following conditions:

                (a)     the Purchasers' representations and warranties in
Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of each Closing; and

                (b) the Purchasers shall have executed such subordination agreements as requested or required by the holders of the Senior Debt.

        6. Restrictions on Transferability of Securities; Compliance with Securities Act.

                (a) Restrictions on Transferability. None of the Securities shall be sold, assigned, transferred or pledged except upon the conditions specified in this section, which conditions are intended to ensure compliance with the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of any of such Purchaser's Securities to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this section.

                (b) Restrictive Legend. Each certificate representing (i) the Securities and (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (collectively the "Restricted Securities"), shall (unless otherwise permitted by the provisions of this section) be stamped or otherwise imprinted with a legend required under applicable state securities laws and a legend substantially as follows:

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this section.

                (c) Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this section. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Purchaser to any of such Purchaser's partners, retired partners, shareholders, subsidiaries or other affiliates or to the estate of any of such Purchaser's partners, retired partners or shareholders), unless there is in effect a registration statement under the Securities Act covering the proposed transfer or unless the Restricted Securities may be transferred pursuant to Rule 144 or Rule 144A under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (a) an unqualified written opinion of legal counsel reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the SEC staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in this section, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

        7. Events of Default. Any one or more of the following events shall constitute an Event of Default by the Company under this Agreement unless waived by the Requisite Holders in their sole discretion:

                (i) failure to pay any amount due under the Notes or the other Purchase Documents;

                (ii) failure to pay any amount due to the Initial Designated Purchaser as set forth in Section 1(d)(iii) of this Agreement, which failure to pay shall continue for more than 10 calendar days after written notice thereof;

                (iii) the Company shall default in its performance of any covenant made in this Agreement or other Purchase Document (other then the obligation to make any payment of principal or interest under any Note or any other payment obligation under any Purchase Document), or be in breach of, in any material respect, any representation or warranty made in this Agreement, which default or breach shall continue for more than 10 calendar days after written notice thereof;

                (iv) The Company shall default in the payment of any part of the principal or accrued interest on any indebtedness for borrowed money (other than that outstanding under the Notes), the aggregate outstanding principal amount of which is $500,000 or more and which payment default continues after the expiration of any applicable grace period following the date on which the same shall become due and payable, whether at maturity or by acceleration or otherwise ("Payment Default"); provided that any Event of Default under this
Section 7(iii) shall be deemed automatically cured if such Payment Default is waived by the lender with respect thereto or if such Payment Default is cured by the Company in a timely manner;

                (v) A final judgment or judgments shall be entered against the Company in an amount more than $1,000,000, which is not disputed, stayed or covered by adequate indemnification or insurance, or the Company shall consent to or enter into any settlement of, any material claim by or against the Company, in excess of $1,000,000;

                (vi) insolvency (however evidenced) of the Company or the commission of any act of insolvency;

                (vii) the making by the Company of a general assignment for the benefit of creditors;

                (viii) the filing of a voluntary petition for relief under the United States Bankruptcy Code or commencement of the Company of a proceeding under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization;

                (ix) the filing of an involuntary petition for relief against the Company under the United States Bankruptcy Code or commencement against the Company of a proceeding under any other bankruptcy or insolvency law, seeking reorganization, provided that none of the foregoing shall constitute an Event of Default where such case proceeding, action or event is dismissed or stayed within 60 days; and

                (x) if the Company suspends the transaction of substantially all of its business operations.

        8. Remedies. The entire amount set forth under the Notes shall, without protest of any kind, all of which are hereby expressly waived, be due and payable immediately upon notice given by the Requisite Holders to the Company after an Event of Default (except with respect to any of Section 7(v)-(viii) in which case the entire amount set forth under the Notes shall be due and payable immediately upon the occurrence of such default without any notice given by the Requisite Holders), and the holder of each Note may thereafter enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity, or otherwise.

        9. Further Covenants of the Company. For so long as any amount remains outstanding under any Note (for purposes of the covenants set forth herein, the "Company" shall refer to and include the Subsidiaries (not including Zhone Campus LLC)):

                (a) No Liens; Seniority. The Company shall not create, assume or suffer to exist any Lien in or on any asset (including any portion of the Collateral) of the Company, real or personal, tangible or intangible, whether now owned or hereafter acquired, except for Permitted Liens. Except for the indebtedness of the Senior Lenders, the indebtedness under the Notes shall be senior in right of repayment to the extent permitted by applicable law, to any other indebtedness of the Company.

                (b) Indebtedness. Other than Permitted Indebtedness (defined below), the Company shall not incur, create, assume or permit to exist, contingently or otherwise, any indebtedness (including without limitation any obligations for borrowed money, any obligations under capital leases or any guarantees for any indebtedness or obligations for others). The Company shall not agree to or seek to amend, restate, change, renegotiate, refinance or otherwise modify the Loan and Security Agreement with Silicon Valley Bank, dated December 30, 2002, if and to the extent that any such amendment, restatement, change, renegotiation, refinancing or other modification would increase the principal amount outstanding or the amount available thereunder, shorten the maturity thereof, increase any interest rate payable thereon, or adversely affect the Collateral or the interests of any Purchaser in the Collateral. As used herein the term "Permitted Indebtedness" shall mean and refer to: (a) the Notes issued hereunder; (b) indebtedness existing on the date hereof and shown on the Schedule of Exceptions; (c) unsecured trade payables incurred in the ordinary course of business and surety bonds required in connection with the sale of the Company's products; (d) indebtedness secured by Permitted Liens; (e) indebtedness with respect to capital leases in an amount not to exceed $1,000,000; and (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Company.

                (c) No Sale or Purchase of Assets. The Company shall not sell, lease, assign, transfer or otherwise dispose of, contingently or otherwise, any assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, except for (a) transactions in the ordinary course of its business and affecting such assets as are not material taken as a whole, and (b) obsolete, worn out or replaced property not used or useful in the Company's business, and in each of the foregoing cases, at fair market value. The Company shall not purchase or acquire any assets or operations of any other Person (whether by purchase or assets, purchase of securities, lease, joint venture, merger, recapitalization or otherwise) if such assets or operations would or would be intended to constitute a material portion of assets, operations, costs or revenues of the Company.

                (d) No Related Party Transactions. The Company shall not consummate, engage in, approve, or consent to any transaction or transactions to which the Company is a party and to which any employee, director, officer or stockholder of the Company is a party, other than (i) payment of salaries, bonuses and benefits to directors, officers, employees and consultants in the ordinary course of business and consistent with past practice, (ii) payment of travel and living expenses and reimbursement of expenses incurred by employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary in the ordinary course of performing their assigned duties on behalf of the Company or such subsidiary and consistent with past practice; (iii) transactions approved by the Board of Directors in connection with the issuance of equity at the then fair market value of such securities to existing stockholders and respecting stock options and stock purchase rights granted to employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary, including the granting of such options or purchase rights, and repurchases of capital stock of the Company upon the occurrence of certain events (such as the termination of service) pursuant to agreements under which such options or purchase rights were granted;
(iv) the Financing; and (v) loans or investments in consolidated subsidiaries from time to time in an amount sufficient to fund operating expenses.

                (e) Liquidity Covenant. The Company shall comply with the Remaining Months Liquidity covenant set forth in Section 5.1 in the Schedule to the Loan and Security Agreement between Silicon Valley Bank and the Company dated December 30, 2002.

                (f) Compliance with Law. The Company shall comply with, or cause compliance with in all material respects all applicable legal requirements.

                (g) Notices of Certain Events. The Company shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice to the Purchasers of (i) any litigation pending or, to the knowledge of the Company, threatened against the Company, involving any material claims by or against the Company or involving any material injunctive, declaratory or other equitable relief (with such notice to include copies of all papers filed in such litigation) in which an adverse result would reasonably be expected to have a material adverse effect on the Company; (ii) any material dispute under, any claim of any breach or default with respect to, or any threat by any person of any dispute or claim of breach or default under, any material agreement to which the Company is a party, including without limitation any Loan Document; or (iii) any dispute or disputes which may exist between the Company and any governmental agency or authority in which an adverse result would reasonably be expected to have a material adverse effect on the Company.

                (h) Corporate Existence. The Company shall maintain and preserve its existence and good standing as a Delaware corporation and maintain and preserve its qualification to do business in each other jurisdiction where the nature of its assets, properties or activities in such jurisdiction requires it to be so qualified and where the failure to be so qualified would reasonably be expected to result in a material adverse effect on the Company.

        10.     Indemnity.

                (a) Obligation to Indemnify. Without limiting the Company's other obligations hereunder or under any Note, the Company shall indemnify, defend and hold harmless the Purchasers, their respective officers, directors, managers, members, shareholders, constituent partners, affiliates, controlling persons, employees, agents and representatives (individually, an "Indemnitee," and collectively, the "Indemnitees") from and against and reimburse the Indemnitees for any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and reasonable expenses (including attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, "Claims") in any way relating to, or arising out of or in connection with any Purchase Document or any of the transactions contemplated hereunder or thereunder; provided, however, that no Indemnitee shall be entitled to be held harmless or indemnified by the Company for any Claim to the extent arising from the gross negligence, intentional misconduct or knowing and culpable violation of the law by such Indemnitee (as determined by a final adjudication by a court of competent jurisdiction.

                (b) Notice. Each Indemnitee shall notify the Company in writing of any action against such Indemnitee in respect of which the Company is or may be obligated to provide indemnification under this Section 10 promptly after the receipt of notice of the commencement thereof. The omission of any Indemnitee so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to such Indemnitee except to the extent (and only the extent) the Company shall have been materially prejudiced by the omission of such Indemnitee so to notify the Company. In case any such action shall be brought against any Indemnitee of which such Indemnitee shall have notified the Company, the Company shall be entitled to participate therein and, to the extent that the Company may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee. After notice from the Company to such Indemnitee of its election so to assume the defense thereof, the Company will not be liable to such Indemnitee under this Section 10 for any legal or other expense subsequently incurred by such Indemnitee in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that (a) if the Company does not elect, or otherwise fails, to assume the defense of such claim or action or (b) if the Indemnitee reasonably determines (x) that there may be a conflict between the positions of the Company and of the Indemnitee in defending such claim or action or (y) that there may be legal defenses available to such Indemnitee different from or in addition to those available to the Company, then separate counsel for the Indemnitee shall be entitled to participate in and conduct the defense, in the case of (a) and (b)(x), or such different defenses, in the case of (b)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnitee in connection with the defense, such expenses to be reimbursed promptly as incurred. In the event the Company elects to assume the defense of any claim tendered in accordance with this Section 10, the Company shall be solely and unconditionally responsible for the resolution of such claim, it being expressly understood that no such defense may be undertaken under a reservation of rights or with similar limitations or conditions. Any amounts payable by the Company pursuant to this
Section 10 shall be promptly paid by the Company after the Company's receipt of an invoice for such amounts from any Indemnitee.

                (c) Settlement. The Company agrees that, without the prior consent of the applicable Indemnitee(s), which will not be unreasonably withheld, the Company will not settle, compromise or consent to the entry of any judgment in any pending claim, threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought under this Section 10 unless such settlement, compromise or consent includes an unconditional release of each such Indemnitee from all liability arising out of such claim, action, proceeding or investigation. Any Indemnitee against whom any Claim is made shall be entitled to compromise or settle any such Claim if such Indemnitee determines in its reasonable discretion that failure to promptly compromise or settle such Claim is reasonably likely to have a material adverse effect on such Indemnitee. Unless such Indemnitee reasonably determines that its interests would be materially prejudiced thereby (and without limiting such Indemnitee's right to agree to such compromise or settlement as aforesaid), such Indemnitee shall consult with representatives of the Company concerning any proposed compromise or settlement. Any such compromise or settlement so agreed by such Indemnitee shall be binding upon the Company for purposes of this Section 10.

                (d) Not Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement. The provisions of this Section 10 shall survive any exercise by any Purchaser or by Designated Purchaser of any right or remedy under any Purchase Document and satisfaction or discharge of the Company's obligations hereunder and thereunder, and shall be in addition to any other rights and remedies of any of the Purchasers or the Designated Purchaser.

                (e) Contribution. If for any reason the foregoing indemnification is held unenforceable, then the Company shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable to the fullest extent permitted by applicable law.

                (f) Reliance. The parties acknowledge that the undertakings made by the Company in this Section 10 are a material inducement to the Purchasers and the Designated Purchaser who would not purchase any Notes or Warrants hereunder without such an undertaking on behalf of the Company. Each Indemnitee is an intended third party beneficiary of this Section 10 and may enforce it against the Company.

        11. Definitions. As used herein, the following terms shall have the following meanings:

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

        "Indebtedness": any liability, whether or not contingent, (i) with respect to borrowed money, or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property or services (except such balance that constitutes an account payable to a trade creditor created or incurred in the ordinary course of business, (iii) as lessee under leases that are capital leases for GAAP purposes, (iv) consisting of reimbursement obligations with respect to surety bonds, letters of credit, banker's acceptances, drafts or similar documents or instruments issued for the liable Person's account, and (v) as a guarantor for any liability described in clause (i), (ii), (iii) or (iv) of this definition, including any guarantor arising from the pledge of any property as security for any liability of a third party described in clause (i), (ii), (iii) or (iv) of this definition.

        "Jointly and Severally": with respect to the Purchasers, all of the applicable costs, fees or other obligations shall be borne jointly and severally by the Purchasers (other than the Designated Purchaser), provided that (i) as between the Designated Purchaser on the one hand and the Purchasers on the other, all such costs, fees and other obligations shall be borne pro rata among the Purchaser Representatives (based upon the principal amount of the Notes held by them) and no Purchaser Representative shall be liable for any costs, fees or obligations of any other Purchaser Representative and (ii) each Purchaser Representative shall have a right of contribution from all other Purchasers (other than the Designated Purchaser) for their respective pro rata share of such costs, fees and other obligations (based on the principal amount of the Notes held by them).

        "Liens": any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

        "Person": any individual, sole proprietorship, corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, unincorporated organization, estate or any other entity or any governmental agency.

        "Purchase Documents": this Agreement, the Notes, the Warrants and all documents needed or appropriate to grant, perfect or give notice of the Designated Purchaser's security interest in the Collateral.

        "Requisite Holders": at any time, the Purchasers holding 75%, measured by principal amount, of the Notes outstanding.

        "SEC": the Securities and Exchange Commission.

        "Senior Debt: the Liens in favor of Silicon Valley Bank an CIT Technology Financing Services, Inc. in effect as of the date of this Agreement.

        "Securities Act": the Securities Act of 1933, as amended.

        "UCC": the Uniform Commercial Code in effect from time to time in the relevant jurisdiction and, in the case of the Collateral definition, the Uniform Commercial Code as in effect from time to time in the State of California.

        12.     Miscellaneous.

                (a) Entire Agreement. This Agreement, together with the other Purchase Documents, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

                (b) Waivers and Amendments. No provision of this Agreement or any other Purchase Document may be amended, waived or modified other than by a document signed by the Company and the Requisite Holders (as of the effective date of such action); provided, however, that no amendment, waiver or modification that accomplishes of any of the following may be made without the consent of all the Purchasers that would: (i) modify this subsection, (ii) increase the maximum commitment of a Purchaser, (iii) extend the termination date for funding Additional Issuances, or (iv) modify the definition of Requisite Holders; and provided further, however, that no amendment, waiver or modification that affects the rights or obligations of the Designated Purchaser or any former Designated Purchaser may be made without the consent of the Designated Purchaser or such former Designated Purchaser. Each Purchaser acknowledges that the Requisite Holders will have the power under this subsection to diminish or eliminate rights of such Purchaser under this Agreement and the other Purchase Documents (including the Note and Warrant) to the extent provided in this subsection. Each Purchaser further acknowledges that the Purchaser Representatives will have certain rights to determine and modify Purchaser's obligations and rights hereunder.

                (c) Consent to Appointment of Agents; Indemnification by Purchasers. By executing and delivering its signature page to this Agreement, each Purchaser hereby irrevocably authorizes the Purchaser Representatives and the Designated Purchaser to each take such action or to refrain from taking such action on its behalf to the extent provided for in this Agreement and the Purchase Documents. Without limiting the generality of the foregoing, each Purchaser hereby irrevocably authorizes the Purchaser Representatives in their sole discretion (a) to determine whether to authorize an Additional Issuance and
(b) to cause such other actions to be taken under the Notes and Warrants as set forth thereunder. In consideration of the Purchaser Representatives' and Designated Purchaser's acceptance of this appointment, the Purchasers (other than the Initial Designated Purchaser), Jointly and Severally, agree to indemnify and hold the Purchaser Representatives and Designated Purchaser harmless from and against any and all losses, claims, damages, liabilities, actions or expenses of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Purchaser Representatives or Designated Purchaser in any way relating to or arising out of, this Agreement or the Purchase Documents, the matters contemplated hereby, or any action taken or omitted by the Purchaser Representatives under or in connection with any of the foregoing, and to reimburse the Purchaser Representatives or Designated Purchaser for all costs and expenses, including, among other things, reasonable legal fees and expenses incurred by reason of any matter as to which an indemnity is paid.

                (d) Purchaser Rights. Each Purchaser (including without limitation, the Designated Purchaser) shall have the absolute right to exercise or to refrain from exercising any right such Purchaser has under this Agreement and the other Purchase Documents, including the right to consent to an amendment, waiver or modification of any of such documents, and such Purchaser shall not incur any liability to any other Purchaser with respect to exercising or refraining from exercising any such right.

                (e) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THE PURCHASE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

                (f) JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR ANY OF ITS SUBSIDIARIES WITH RESPECT TO THE PURCHASE DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN SAN FRANCISCO COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY AND EACH OTHER PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. EACH PARTY HEREBY WAIVES ANY CLAIM THAT SAN FRANCISCO COUNTY, CALIFORNIA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE PARTIES AGREE THAT SERVICE OF PROCESS MAY BE ACCOMPLISHED BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

                (g) Notices. Any notice, request or other communication required or permitted hereunder or the other Purchase Documents shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent by facsimile, addressed (i) if to a Purchaser, at the address such Person has furnished to the Company in writing, or (ii) if to Company, at the address set forth on the signature page hereof or such other address as it has furnished to the Purchasers in writing in accordance with this subsection. A notice shall be deemed effectively given, (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

                (h) Expenses. Except for Initial Designated Purchaser, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Purchase Documents; provided, however, that the Company shall pay for the reasonable fees and expenses of Latham & Watkins, special counsel to the Purchaser Representatives, in an amount not to exceed $33,000 in connection with the Initial Closing. The Company shall pay the out of pocket costs and expenses (including legal fees and expenses) of the Initial Designated Purchaser incurred in connection with the negotiation, execution and delivery of this Agreement in an aggregate amount not to exceed $5,000; provided, however, that the foregoing maximum amount shall not apply to (i) the costs of third party filing services and filing fees incurred in connection with the filing of Uniform Commercial Code financing statements, all of which costs and fees shall be paid by the Company, and (ii) the out of pocket costs and expenses of the Initial Designated Purchaser incurred after the execution and delivery of this Agreement, the indemnification of such out of pocket costs and expenses being governed by Section 10(a) hereof.

                (i) Enforcement Costs. If a party seeks to enforce its rights under any of the Purchase Documents by legal proceedings or otherwise, then the non-prevailing party shall pay the prevailing party's reasonable costs and expenses, including all reasonable attorneys' fees.

                (j) Validity. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                (k) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, including with respect to any sale, disposition, or other transfer of any Note or Warrant in conformance with this Agreement.

                (l) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                (m) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Purchaser or the Designated Purchaser, upon any breach or default of the Company under or with respect to this Agreement, any Note or Warrant, or any other Purchase Document, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Requisite Holders or any Purchaser of any breach or default under this Agreement, or any waiver by the Requisite Holders or any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

                (n) Waiver of Potential Conflicts of Interest. Each of the Purchasers and the Company acknowledges that Latham & Watkins ("L&W") has represented and continues to represent the Company in certain matters unrelated to this Agreement and the Purchase Documents. In the course of such representation, L&W may have come into possession of confidential information relating to the Company. Each of the Purchasers and the Company acknowledges that L&W is representing only the Purchaser Representatives in this transaction. By executing this Agreement, each of the Purchasers and the Company hereby waives any actual or potential conflict of interest which may arise as a result of L&W's representation of such persons and entities and L&W's possession of such confidential information. Each of the Purchasers and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

                (o) Legal Representation of Initial Designated Purchaser. In connection with the negotiation, drafting and execution of this Agreement and the other Purchase Documents, and in connection with future legal representation relating to the transactions contemplated hereby, Kaye Scholer LLP only has represented and only shall represent the Initial Designated Purchaser in its capacity as Designated Purchaser and as a Purchaser. Each other Purchaser hereby acknowledged that Kaye Scholer LLP does not represent it in connection with any other matters.

                (p) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                (q) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                     ZHONE TECHNOLOGIES, INC.

                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------

                                     PURCHASER:

                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------

                                   EXHIBIT "A"

                             SCHEDULE OF PURCHASERS

                                                     PRINCIPAL
                  PURCHASER                            AMOUNT                             ADDRESS
----------------------------------------------   ----------------   ------------------------------------------------
KKR-ZT, LLC                                      $      8,000,000   2800 Sand Hill Rd, Suite 200, Menlo Park, CA
                                                                    94025
TPG Bacchus II, LLC                              $      8,000,000   301 Commerce St., Suite 3300, Fort Worth, TX
                                                                    76102
New Enterprise Associates 8, L.P.                $        500,000   1119 St. Paul St., Baltimore, MD 21202
New Enterprise Associates 8A, L.P.               $      1,000,000   1119 St. Paul St., Baltimore, MD 21202
New Enterprise Associates 9, L.P.                $      3,500,000   1119 St. Paul St., Baltimore, MD 21202
Six Rivers Group                                 $        100,000   43-59 Queen's Road East, Wanchai, Hong Kong
Howell Family LLC                                $         30,000   177 Steuart St., Suite 700, San Francisco, CA
                                                                    94105
Bowes Family Partnership                         $         30,000   177 Steuart St., Suite 700, San Francisco, CA
                                                                    94105
Glynn Ventures IV                                $        300,000   Building Four, Suite 235, 3000 Sand Hill Rd.,
                                                                    Menlo Park, CA 94025
Manport LLC                                      $         25,000   10713 Falls Pointe Dr., Great Falls, VA 22066
MLS III LP                                       $        100,000   1818 Signal Hill Dr., Mechanicsburg, PA 17050
Matthew Korbeck                                  $          5,000   1348 East Vinedo Ln, Tempe, AZ 85284
Boon Hwee Koh                                    $         25,000   27 Queen Astrid Park, Singapore 266832
Jeff Forlenza                                    $         10,000   P.O. Box 880, 2841B Encinal Ave., Alameda, CA
                                                                    94501
Daniel Rubin                                     $         20,000   480 Cowper St., 2nd Floor, Palo Alto, CA 94301
Abraham Wei                                      $        100,000   1390 McCarthy Blvd., Milpitas, CA 95035
David F. Colicchio, as trustee of the David F.   $         50,000   1500 Grandview Dr., Berkeley, CA 94705
Colicchio Trust, dated
July 7, 2000
Michael Hendren                                  $        100,000   7500 Wolf Pen Branch Rd., Prospect, KY 40059
Bruce Lindsay                                    $        100,000   7500 Wolf Pen Branch Rd., Prospect, KY 40059
Bo Price                                         $        100,000   6422 Westchester, Dallas, TX 75205
Bob Dahl                                         $        500,000   1070 Marina Village Parkway, Suite 207, Alameda,
                                                                    CA 94501
Mory Ejabat, as trustee of the Mory Ejabat       $        800,000   7001 Oakport St., Oakland, CA 94621
Trust

Jeannette Symons, as trustee of the Symons       $        800,000   7001 Oakport St., Oakland, CA 94621
Living Trust
Kirk Misaka                                      $         12,630   10 Hilldale Ct., Orinda, CA 94563
APC Investments No. 4                            $        162,370   15F, The Hong Kong Club Building, 3A Charter
                                                                    Road Central, Hong Kong
Aman Ventures                                    $        400,000   10539 Bellagio Rd., Bel Air, CA 90077
CSFB Venture Fund I, LP                          $        180,230   2400 Hanover St., Palo Alto, CA 94304
CSFB Technology Group I, LP                      $         34,770   2400 Hanover St., Palo Alto, CA 94304
Agility Capital LLC                              $         15,000   226 E. Canon Perdido, Santa Barbara, CA 93101

                                   EXHIBIT "B"

                   FORM OF CONVERTIBLE SECURED PROMISSORY NOTE

                                   EXHIBIT "C"

                                 FORM OF WARRANT

                                   EXHIBIT "D"

                             INTERCREDITOR AGREEMENT

                                      D-1